EXHIBIT 16.1


                              Deloitte & Touche LLP
                                 (P.O. Box 500)
                                  201 Deansgate
                               Manchester M60 2AT

                            Tel: +44 (0) 161 832 3555
                            Fax: +44 (0) 161 829 3800
                        DX 14324 - Manchester 1 Exchange
                               www.deloitte.co.uk



                                  5 August 2004


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Our Ref:  MW/BH

Dear  Sir/Madam:

We have read the first 4 paragraphs of Item 4 included in the Form 8-K dated 2 August 2004 of One Link 4 Travel Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Yours sincerely,

/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP


cc:  Mr. F.W. Guerin, One Link 4 Travel Inc.